EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
TO WEBCAST TWO ANALYST CONFERENCE PRESENTATIONS
ON MARCH 31, 2004

ATLANTA, March 24, 2004 – Coca-Cola Enterprises will webcast the Credit Suisse First Boston Global Beverages and Tobacco Conference presentation to analysts and investors at 9:30 a.m. ET, Wednesday, March 31, 2004. Later that day, at 3:30 p.m. ET, Coca-Cola Enterprises also will webcast a presentation at the Banc of America Securities Consumer Conference. Lowry F. Kline, chairman of the board, and John R. Alm, president and chief executive officer will present at each conference.

The public can access both live webcasts through the Company’s web site at www.cokecce.com. A replay of each presentation will be available online through the Investor Relations section of the Company’s web site.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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